UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

RUSSELL CORPORATION

(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	0-1790 (Commission File Number)	63-0180720 (I.R.S. Employer Identification No.)

3330 Cumberland Blvd., Suite 800, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-8000

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The description of the material terms of the Employment Agreement (the “Agreement”), dated August 25, 2004, between Russell Corporation (the “Company”) and Robert D. Koney, Jr. contained in Item 5.02 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 9, 2004, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the appointment of Robert D. Koney, Jr., 47, to the position of chief financial officer for the Company. Mr. Koney will join the Company effective September 15, 2004, and the Company anticipates that he will be elected Senior Vice President of the Company at its Board of Directors meeting in October. Mr. Koney served as Vice President, Controller and Chief Accounting Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry headquartered in Charlotte, North Carolina, from 1998 until September 2004. He joined Goodrich Corporation in 1986 as a financial accounting manager, was appointed Assistant Controller of its aerospace segment in 1992, and served as Vice President and Controller for its aircraft wheels and brakes business from 1994 to 1998.

     In connection with his appointment as chief financial officer for the Company, the Company entered into the Agreement, pursuant to which Mr. Koney will receive an annual base salary of $325,000, subject to annual merit increases. He also will be eligible to receive an annual cash bonus of 50% of base salary if target financial objectives are met, up to a maximum of 100% of base salary if such objectives are exceeded. Mr. Koney has been guaranteed a bonus of $112,500 for fiscal 2004, a portion of which is intended to compensate Mr. Koney for his loss of bonus from his former employer.

     Mr. Koney also will be eligible to participate in the Company’s long term incentive programs in accordance with such programs’ terms. This includes the Company’s 2004-2005 Performance Share Award Program, pursuant to which he will receive 15,000 time lapse restricted shares of the Company’s common stock scheduled to vest in equal installments in January and April 2005 and in early 2006. He also will receive a restricted share grant the vesting of which is contingent on the degree to which cumulative earnings per share goals are met during 2004 and 2005. Pursuant to this performance share award, if target EPS goals are met, Mr. Koney will receive 10,000 shares of Company common stock in 2006.

     The Agreement is contingent upon Mr. Koney’s execution of certain non-competition and non-disclosure agreements.

     There have been no transactions since the beginning of the Company’s 2003 fiscal year, or proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Koney had or is to have a direct or indirect material interest.

In addition, Mr. Koney has no family relationships with any other executive officer or director of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) See exhibit index.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSELL CORPORATION
September 14, 2004	By:	/s/ Floyd G. Hoffman
Floyd G. Hoffman
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated August 25, 2004, between Russell Corporation and Robert D. Koney, Jr.

99.1	Press Release of Russell Corporation dated September 9, 2004.